Exhibit 99.2

2017 Third Quarter Financial Supplement Analytics. Insight. Value. As of September 30, 2017

Cotiviti Holdings, Inc. 2017 Revenue by Segment Change Change Healthcare $ 88,396 $ 78,133 13% $ 252,538 $ 224,335 13% 62,628 57,233 9% 184,365 169,632 9% 5,195 3,104 67% 10,678 9,676 10 % Total Healthcare 156,219 138,470 13% 447,581 403,643 11 % Global Retail and Other 17,470 17,039 3% 52,529 51,730 2 % Other 499 732 (32) % 1,822 1,877 (3) % Total Global Retail and Other 17,969 17,771 1% 54,351 53,607 1% $ 174,188 $ 156,241 11% $ 501,932 $ 457,250 10 % Nine Months Ended September 30, 2017 2016 2016 2017 Three Months Ended September 30, Consolidated Net Revenue (unaudited, $ in thousands) Retrospective claims accuracy Prospective claims accuracy Transaction services Retrospective claims accuracy

Cotiviti Holdings, Inc.
2017 Consolidated Statement of Operations

(unaudited, $ in thousands)	Three Months Ended September 30, 2017	2016	Change	Nine Months Ended September 30, 2017	2016	Change
Net revenue	$ 174,188	$ 156,241	11 %	501,932	457,250	10 %
Cost of revenue	65,081	65,175	NM %	193,048	184,594	5 %
Selling, general and administrative expenses	46,475	46,474	NM %	128,911	118,934	8 %
Depreciation and amortization of property and equipment	6,070	5,218	16 %	17,541	14,864	18 %
Amortization of intangible assets	14,747	15,203	(3) %	45,147	45,618	(1) %
Transaction-related expenses	773	16	NM %	2,165	909	138 %
Total Operating Expenses	133,146	132,086	1 %	386,812	364,919	6 %
Operating income	41,042	24,155	70 %	115,120	92,331	25 %
Other expense (income)	8,652	18,861	(54) %	27,785	55,991	(50) %
Income tax expense	12,918	711	NM %	19,800	12,780	55 %
Net Income	**$ 19,472**	**$ 4,583**	**325 %**	**$ 67,535**	**$ 23,560**	**187 %**
Earnings per share:						
Basic	$ 0.21	$ 0.05		$ 0.74	$ 0.28	
Diluted	0.20	0.05		0.71	0.27	
Effective Tax Rate	39.9 %	13.4 %		22.7%	35.2%	
Stock-based Compensation (included within the lines shown above)						
Cost of revenue	$ 638	$ 4,153	(85) %	$ 1,598	$ 4,738	(66) %
Selling, general and administrative expenses	5,114	12,889	(60) %	8,692	16,806	(48) %
Total Stock-Based Compensation	**$ 5,752**	**$ 17,042**	**(66) %**	**$ 10,290**	**$ 21,544**	**(52) %**

3

Cotiviti

Cotiviti Holdings, Inc.
2017 Adjusted EBITDA (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended September 30, 2017	2016	Change	Nine Months Ended September 30, 2017	2016	Change
Net Income	**$ 19,472**	**$ 4,583**	**325 %**	**$ 67,535**	**$ 23,560**	**187 %**
Adjustments to net income:						
Depreciation and amortization	20,817	20,421	2 %	62,688	60,482	4 %
Interest expense	9,101	9,625	(5) %	26,060	40,345	(35) %
Other non-operating (income) expense[(a)]	(449)	(113)	299 %	(1,458)	(771)	89 %
Income tax expense	12,918	711	NM %	19,800	12,780	55 %
Transaction-related expenses and other[(b)]	773	16	NM %	2,165	909	138 %
Stock-based compensation[(c)]	5,752	17,042	(66) %	10,290	21,544	(52) %
Loss on extinguishment of debt[(d)]	-	9,349	(100) %	3,183	16,417	(81) %
Adjusted EBITDA	**$ 68,384**	**$ 61,634**	**11 %**	**$ 190,263**	**$ 175,266**	**9 %**
% of revenue	*39.3%*	*39.4%*		*37.9%*	*38.3%*	

a) Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.

b) Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offerings and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity, including the RowdMap Acquisition.

c) Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.

d) Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our First Lien Term B Loan, the 2016 early repayment of a portion of our long-term debt and the 2016 refinancing of our long-term debt.

4

Cotiviti

Cotiviti Holdings, Inc.
2017 Adjusted Net Income (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended September 30, 2017	2016	Change	Nine Months Ended September 30, 2017	2016	Change
Net Income	**$ 19,472**	**$ 4,583**	**325 %**	**$ 67,535**	**$ 23,560**	**187 %**
Adjustments to net income:						
Amortization of acquired intangible assets - non tax deductible	11,191	10,402	8 %	31,995	31,206	3 %
Amortization of acquired intangible assets - tax deductible	3,556	4,801	(26) %	13,152	14,412	(9) %
Loss on extinguishment of debt[(a)]	-	9,349	(100) %	3,183	16,417	(81) %
Transaction-related expenses and other[(b)]	773	16	NM %	2,165	909	138 %
Stock-based compensation - tax deductible[(c)]	1,786	17,042	(90) %	6,324	21,544	(71) %
Stock-based compensation - non tax deductible[(d)]	3,966	-	NM %	3,966	-	NM %
Tax effect of above adjustments[(e)]	(2,030)	(12,476)	(84) %	(8,611)	(20,949)	(59) %
Tax benefit related to stock option exercises	(1,833)	-	NM %	(14,874)	-	NM %
Adjusted Net Income	**$ 36,881**	**$ 33,717**	**9 %**	**$ 104,835**	**$ 87,099**	**20 %**
Weighted average shares of common stock - Diluted (000s)	95,266	93,954	1 %	95,151	86,858	10 %
Adjusted Net Income per Diluted Share	$ 0.39	$ 0.36	8 %	$ 1.10	$ 1.00	10 %

a) *Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our First Lien Term B Loan, the 2016 early repayment of a portion of our long-term debt and the 2016 refinancing of our long-term debt.*

b) *Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offerings and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity, including the RowdMap Acquisition.*

c) *Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.*

d) *Represents expense related to restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.*

e) *This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, loss on extinguishment of debt and stock-based compensation – tax deductible. The tax rate assumed is 38% and 40% for the three and nine months ended September 30, 2017 and 2016, respectively.*

5

Cotiviti

Cotiviti Holdings, Inc. 2017 Adjusted EBITDA Guidance (Non-GAAP) Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein. Income tax expense for 2017 assumes an effective tax rate of approximately 38% excluding the impact of the benefit related to stock option exercises that have actually occurred through September 30, 2017. Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offerings and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity, including the RowdMap Acquisition. Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable. Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our First Lien Term B Loan, the 2016 early repayment of a portion of our long-term debt and the 2016 refinancing of our long-term debt. (unaudited, in millions) Low High Net income 91 $ 95 $ Adjustments to net income: Depreciation and amortization 85 83 Interest expense 35 35 Other non-operating (income) expense (a) (2) (3) Income tax expense (b) 34 36 Transaction-related expenses and other (c) 2 2 Stock-based compensation (d) 17 17 Loss on extinguishment of debt (e) 3 3 Adjusted EBITDA 265 $ 268 $

Cotiviti Holdings, Inc. Cash Flow Data Free cash flow is a non-GAAP financial measure. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. Management believes free cash flow is meaningful as it is used by management and investors as a measure and indicator of the financial strength of the company and its ability to generate cash. Operating Cash Flow $ 107,163 $ 108,345 Capex 23,610 22,578 Free Cash Flow (a) $ 83,553 $ 85,767 (unaudited, $ in thousands) Nine Months Ended September 30, 2017 2016

Cotiviti Holdings, Inc. Consolidated Balance Sheet Data ($ in thousands) September 30, 2017 December 31, 2016 (unaudited) Cash and cash equivalents $ 123,008 $ 110,635 Total assets 2,072,225 2,002,263 Total long-term debt (a) 771,592 780,202 Total liabilities 1,041,359 1,062,927 Total stockholders’ equity 1,030,866 939,336 Net debt leverage 2.6x 2.9x Working capital 70,951 31,037 a) Includes the current portion of our long-term debt and is net of debt issuance costs.

0 Analytics. Insight. Value.